Exhibit 10.1E

FOURTH AMENDMENT TO

REAL ESTATE SALES AGREEMENT

THIS FOURTH AMENDMENT TO REAL ESTATE SALES AGREEMENT (this “Fourth Amendment”) is made effective as of the 17th day of October, 2015 (the “Amendment Effective Date”) notwithstanding the actual date of execution by and between PUMP HOUSE LAND PARTNERS, LLC, an Alabama limited liability company (the “Seller”), and FIRST US BANK, an Alabama corporation (“Buyer”).

W I T N E S S E T H

Seller and Buyer have previously entered into that certain Real Estate Sales Agreement dated April 20, 2015, as amended by certain First Amendment to Real Estate Sales Agreement dated May 26, 2015, that certain Second Amendment to Real Estate Sales Agreement dated August 25, 2015 and that certain Third Amendment to Real Estate Sales Agreement dated September 17, 2015, for the sale and purchase of certain real property described therein (collectively, the “Contract”). The Contract is hereby further amended by Seller and Buyer as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions hereinafter contained, and other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the undersigned Seller and Buyer do hereby covenant, declare, acknowledge and agree as follows:

1. The foregoing recitals are hereby acknowledged and confirmed by Seller and Buyer.

2. All defined terms and words set forth in this Fourth Amendment shall have the same meaning and definitions as set forth in the Contract unless specifically provided otherwise in this Fourth Amendment.

3. Buyer hereby acknowledges that it has not yet applied for approvals required of all applicable regulatory authorities, as more particularly referenced in Section 2.1 of the Contract, and that it will need until Friday, January 8, 2016 to complete such applications. Accordingly, Buyer and Seller hereby agree to extend the Initial Due Diligence Period to Friday, January 8, 2016.

4. In the event of a conflict between the terms and provisions of this Fourth Amendment and terms and provisions of the Contract, the terms and provisions of this Fourth Amendment shall prevail. Except as set forth herein, the terms and provisions of the Contract shall remain in full force and effect.

5. This Fourth Amendment may be executed in counterparts and by facsimile by the parties hereto and each shall be considered an original insofar as the parties hereto are concerned, and together said counterparts shall comprise one single document.

IN WITNESS WHEREOF, the undersigned parties have executed this Fourth Amendment on the dates set forth immediately beneath their respective signatures, but effective as of the date first above written.

SELLER:

PUMP HOUSE LAND PARTNERS, LLC, an Alabama limited liability company

By:	Collateral Holdings, Ltd.,
an Alabama limited partnership
Its:	Manager

	By:	Collat, Inc.,
an Alabama corporation
	Its:	Corporate General Partner

		By:	/s/ R. Bryan Ratliff
		Name:	R. Bryan Ratliff
		Its:	Senior Vice President

BUYER:

FIRST US BANK, an Alabama corporation

By:	/s/ James F. House
Name:	James F. House
Its:	President and CEO